Exhibit 99.2
TECHTARGET, INC. (TTGT)
THIRD QUARTER 2011
EARNINGS ANNOUNCEMENT
PREPARED REMARKS
TechTarget is posting to the Investor Information section of its corporate website a copy of these Prepared Remarks in combination with its financial results press release. These Prepared Remarks are offered to provide shareholders and analysts with additional time and detail for analyzing our financial results in advance of our scheduled conference call. The conference call will begin today, November 9, 2011, at 5:00 pm (ET) and will include only brief comments followed by questions and answers. These Prepared Remarks will not be read on the call. To access the live broadcast of the question and answer session, please visit the Investor Information section of TechTarget’s website at http://investor.techtarget.com/.
Greg Strakosch, CEO
Despite the impact of a weakening macro-economic environment, overall revenue grew 18% in the quarter, with online revenue increasing by 15% and event revenue up by 32% in the quarter. We continued to demonstrate strong growth in profitability, with adjusted EBITDA increasing by 39% in the quarter. We are very pleased with these financial results, especially since we observed increased cautious behavior from our customers in light of the market turmoil during the quarter. We are incorporating this macro-economic softness into our Q4 forecast of 10% online revenue growth at the midpoint. Our Q4 EBITDA margin forecast is 30% at the midpoint.
We continue to take advantage of the weak economy to gain market share. The investments that we are making in our Activity Intelligence™ platform, international expansion and more robust branding offerings continue to pay off, as evidenced by our results. We continue to receive very positive feedback from our customers regarding our new Activity Intelligence dashboard as they adopt it. Our international business continues to grow nicely. EMEA revenues were up over 50% in the quarter and Asia Pacific revenues more than doubled in the quarter. We have plans to increase our direct operations in Asia Pacific early in 2012. Our investments in engagement branding produced more than 70% growth in the quarter, and we are seeing good momentum for this offering with some recent signature wins that we believe bodes well for this product offering in 2012.
Our balance sheet remains strong. We have $56.3 million in cash, cash equivalents and investments and no debt.
Jeff Wakely, CFO
Many of our prepared remarks contain a number of percentage changes as we discuss our financial performance. Unless otherwise indicated, each percentage change represents the year-over-year percentage change when comparing Q3 2011 to Q3 2010. In addition, these prepared remarks include a discussion of certain non-GAAP financial measures which are provided as a complement to the results provided in accordance with GAAP. We provide these non-GAAP financial measures as they best represent those measures used by management when reviewing our company’s performance. We define “adjusted EBITDA” as earnings before interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to exclude stock-based compensation and restructuring charges. We define “adjusted EBITDA margin” as adjusted EBITDA as a percentage of total revenues. We define “adjusted net income” as net income adjusted for amortization, stock-based compensation and restructuring charges, as further adjusted for the related income tax impact of such adjustments. We define “adjusted net income per share” as adjusted net income as defined above divided by weighted average diluted shares outstanding. Note that in 2011 we changed the manner in which we allocate our real estate facilities costs to align with actual departmental headcount. Previously these costs were all included as a part of general and administrative expenses. We have conformed the 2010 numbers below to be comparative with the 2011 methodology.

Revenues
Third quarter revenues are as follows:

	Three Months Ended September 30,
			$ Change	% Change
			2011 vs.	2011 vs.
(In $000’s)	2011	2010	2010	2010
Revenues:
Online	$21,763	$18,878	$2,885	15%
Events	4,129	3,123	1,006	32

Total revenues	$25,892	$22,001	$3,891	18%

The 32% increase in events revenue was due to the timing of a major multi-day conference held in the third quarter of 2011 that was held in the second quarter of 2010.
Gross Profit
Third quarter gross profit margin percentages are as follows:

	Three Months Ended September 30,
			% Change
			2011 vs.
	2011	2010	2010

Online gross profit margin	75%	74%	1%
Events gross profit margin	64	63	1

Total gross profit margin	73%	72%	1%

The one point increase in overall gross profit margin was primarily attributable to additional leverage being produced from the 18% overall increase in revenue.
Operating Expenses
Third quarter operating expenses, excluding depreciation and amortization charges, are as follows:

	Three Months Ended September 30,
			$ Change	% Change
			2011 vs.	2011 vs.
(In $000’s)	2011	2010	2010	2010
Operating expenses:
Selling and marketing	$10,182	$8,984	$1,198	13%
Product development	1,874	2,087	(213)	(10)
General and administrative	3,105	3,567	(462)	(13)

Total operating expenses	$15,161	$14,638	$523	4%

Q3 2011 GAAP total operating expenses, excluding depreciation and amortization charges, increased $0.5 million to $15.2 million compared to $14.6 million for Q3 2010. The portion of stock-based compensation expense included in GAAP total operating expenses was $1.6 million and $2.6 million for Q3 2011 and 2010, respectively. Q3 2011 GAAP operating expenses by expense category as compared to Q3 2010 operating expenses after eliminating the effect of stock-based compensation are as follows: selling and marketing expenses increased to $9.0 million from $7.3 million, product development expenses decreased to $1.8 million from $2.0 million and general and administrative expenses decreased slightly to $2.7 million from $2.8 million.

Net Income and Net Income Per Share
Third quarter net income and net income per diluted share are as follows:

	Three Months Ended September 30,
			% Change
			2011 vs.
(In $000’s, except per share amounts)	2011	2010	2010

Net income	$963	$(612)	257%

Net income per diluted share	$0.02	$(0.01)	300%

Adjusted EBITDA and Adjusted EBITDA Margin
Third quarter adjusted EBITDA and adjusted EBITDA margin are as follows:

	Three Months Ended September 30,
		Adj.		Adj.	% Change
		EBITDA		EBITDA	2011 vs.
(In $000’s)	2011	Margin	2010	Margin	2010

Adjusted EBITDA	$5,404	21%	$3,875	18%	39%

Adjusted Net Income and Adjusted Net Income Per Share
Third quarter adjusted net income and adjusted net income per share are as follows:

	Three Months Ended September 30,
			% Change
			2011 vs.
(In $000’s, except per share amounts)	2011	2010	2010

Adjusted net income	$2,598	$2,094	24%

Adjusted net income per share	$0.06	$0.05	20%

Adjusted net income per share is calculated by adding back to net income the effect of amortization and stock-based compensation and then tax effecting these adjustments at an effective annual tax rate of 43%.

Balance Sheet Highlights
Our balance sheet and financial position remain strong. As of September 30, 2011, our cash, cash equivalents and investments totaled $56.3 million, which is up $1.9 million from our $54.4 million balance at June 30, 2011, and we have no outstanding bank debt. Working capital at September 30, 2011 is $60.4 million.
Accounts receivable, net of allowance, decreased $1.9 million from June 30, 2011 to $27.1 million at September 30, 2011. Days sales outstanding at September 30, 2011 is 96 days, down from 99 days at September 30, 2010.
Don Hawk, President
We were pleased with the solid results we posted in the business for Q3. Our outlook on Q4, while still projecting for a record high point on overall and online revenue, is tempered by a more cautious spending environment from our customers than we would have foreseen earlier in the year. We believe that the overall operating environment in the enterprise IT market took a more uncertain turn in the second half of 2011. It’s worth reviewing what the impact of economic uncertainty is on TechTarget’s current business — and how our long term growth initiatives are designed to mitigate that impact and ultimately outweigh it. We continue to be encouraged by the indications of long-term sustainability and increasing traction from our biggest growth drivers — Activity Intelligence, international expansion, and our expanded participation in branding budgets.
Today, approximately two-thirds of TechTarget’s online revenue is related to lead generation. Our customers spend lead generation dollars with us to generate qualified sales leads that can be followed up on by their internal sales forces. The quality of our customers’ follow up, and their ability to measure how leads ultimately contribute to sales, are big areas of long term opportunity for TechTarget and are the motivation behind our Activity Intelligence emphasis. But today, in the absence of good information about the activity context of their leads, many of our mid-sized and smaller customers tend to manage their quarter-to-quarter lead generation investment with us based upon their anticipated close rate against all of the leads that they purchase. Put simply, if their sales environment is getting more uncertain, and if they anticipate longer sales cycles, they have less impetus to increase their lead generation investment.
You can see some of this play out in the customer segment patterns in our Q3 results. Our strongest year over year online spending increase was from the top dozen IT vendors in the market, who grew at approximately 20%. We’re encouraged by this trend, as we’ve focused a lot of sales and product emphasis on growing our business at the largest accounts, who tend to have the most runway with regard to their continued shift from offline to online marketing. But as compared to Q2, where we saw strong growth in all segments, in Q3 we saw less year-over-year growth in the mid-sized customers (our next 100 largest online spenders, excluding the top 12 vendors), and in our smaller customers. We’ve seen this dynamic previously. When there are indications of degradation in the macro-economic environment, we tend to see an immediate impact on the spending behavior of our mid-sized and smaller accounts.
That’s why our key long term growth initiatives are so important — they all ultimately provide additional levels of protection against short-term macro fluctuations. Our Activity Intelligence initiative improves the ability of our lead generation customers to follow up on their leads effectively, ultimately improving their close rates, and providing a stronger rationale to grow spending levels even against the macro-economic tides. Our international expansion, while not entirely immune to macro-economic trends, continues to double on a year over year basis, taking advantage of a relatively low baseline and enormous runway for online marketing spend focused outside of the US. And our emphasis on our branding offerings is getting us access to brand new budgets. I’ll provide a brief update on each of these fronts, and explain why we’re so excited about our progress in these areas.

When we last discussed Activity Intelligence, we had just announced the new Activity Intelligence dashboards, which you may recall provide our customers’ inside sales forces with actionable intelligence about every prospect, allowing them to quickly understand that prospect’s user activity and enabling more informed and productive follow-up conversations. Since then, we’ve released the platform and have dozens of customers using it either in beta or full roll-out mode, and have been working with the remainder of our lead gen customers to facilitate their adoption of this platform. Feedback continues to be overwhelmingly positive, and we expect the majority of our lead generation customers to be making use of the platform by early next year. You may recall that our initial release of these features is built into our base lead generation offering — the revenue impact will come as our customers make use of the intelligence, improve their close rates, and are able to see the clear differentiation between leads from TechTarget and other sources with regard to their level of engagement.
Our international expansion efforts continue to serve as a material growth driver for us, even in an uncertain macro-economic environment. Just as was the case with the core US TechTarget business during the downturn of the early 2000’s, the base value proposition of highly efficient targeting of IT professionals in specific technology markets is proving to have a lot of appeal in a difficult macro-economic environment. As evidence that our international expansion has some macro-resistant dynamics, approximately two-thirds of our geo-targeted revenue is coming out of Europe, and our year-over-year growth rate in that region exceeds 50%. We’re also encouraged about our go-forward prospects there for 2012 and beyond, as we begin to see a more robust revenue ramp from our acquisition of Computer Weekly after completing the revamp of the web site and product capabilities this month. European IT marketing budgets are certainly under strain, but our growth at this point is based on increased account penetration and growth in program size — both factors on which we have plenty of runway. The same dynamic is at play in Asia, where we’re seeing a strong contribution from our China operation. We’ve been able to make the necessary investments to drive revenue growth in these areas without sacrificing overall margin, and will look to continue to increase our investment as we drive towards a full 25% or more of our online business coming from outside of North America.
Finally, as we discuss long term growth drivers that provide some hedge against macro uncertainty, it’s important to note the progress we’ve made with regard to our branding offerings. Over the past year in particular, we’ve made investments in our custom media team and in a series of new branding offerings which we refer to collectively as our “TechTarget Engage” portfolio. The objective here is to work with our customers on high-touch, highly-contextually, aligned campaigns in which the success metrics are based around the level of audience interaction with the content of the ads. The offerings we’ve created share a common attribute in that we work with the advertisers through our custom media team on program conception, content creation, and execution — a very different model than our standard “run of site” display advertising campaigns. This approach is paying off. We saw over 70% growth in Q3 from these engagement-oriented offerings, which have a value proposition much more strongly aligned with our core value of targeting, engagement, and measurable metrics.
Heading into 2012, this new emphasis on our branding offerings is giving us access to areas of the marketing budget that we haven’t previously been able to tap into in a material way. In Q4, for example, we’ve signed large six-figure contracts that are entirely driven out of the corporate marketing budget (i.e., not supporting lead generation objectives) at two of our largest customers. These deals run into next year, and we have significant opportunities pipelined with other accounts as well. Our investments here are helping us broaden the scope of services for which our customers will consider us, and we’re in the early innings with regard to the revenue impact and penetration of these new areas of budget.
In closing, we continue to be very bullish on our prospects. We believe we are investing in the right areas to drive long term growth. We’ve demonstrated the ability to continue to drive strong margins even in a weak environment. And we’re excited about the potential implications of Activity Intelligence, an opportunity that is still in its very early stages.

Financial Guidance
In the fourth quarter of 2011, the Company expects total revenues to be within the range of $28.7 million to $30.1 million; online revenues within the range of $26 million to $27 million; events revenues within the range of $2.7 million to $3.1 million and adjusted EBITDA to be within the range of $8.5 million to $9.5 million.
Non-GAAP Financial Measures
These prepared remarks and the accompanying tables include a discussion of non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “non-GAAP operating expenses” refers to a financial measure that we define as GAAP operating expenses excluding depreciation, amortization, stock-based compensation and certain nonrecurring expenses separately identified. The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to exclude stock-based compensation and restructuring charges. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements
Certain matters included in these prepared remarks may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in these prepared remarks, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of these prepared remarks and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000’s, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)
Revenues:
Online	$21,763	$18,878	$66,294	$58,065
Events	4,129	3,123	10,266	10,052

Total revenues	25,892	22,001	76,560	68,117
Cost of revenues:
Online(1)	5,547	4,921	16,873	15,043
Events(1)	1,488	1,149	3,607	3,459

Total cost of revenues	7,035	6,070	20,480	18,502

Gross profit	18,857	15,931	56,080	49,615
Operating expenses:
Selling and marketing(1)	10,182	8,984	28,997	27,815
Product development(1)	1,874	2,087	5,690	6,623
General and administrative(1)	3,105	3,567	10,362	11,671
Restructuring charge	—	—	384	—
Depreciation	692	592	2,001	1,759
Amortization of intangible assets	955	1,126	3,030	3,401

Total operating expenses	16,808	16,356	50,464	51,269
Operating income (loss)	2,049	(425)	5,616	(1,654)
Interest income, net	20	79	32	270

Income (loss) before provision for income taxes	2,069	(346)	5,648	(1,384)
Provision for income taxes	1,106	266	2,942	1,122

Net income (loss)	$963	$(612)	$2,706	$(2,506)

Net income (loss) per common share:
Basic	$0.03	$(0.01)	$0.07	$(0.06)

Net income (loss) per common share:
Diluted	$0.02	$(0.01)	$0.07	$(0.06)

Weighted average common shares outstanding:
Basic	38,511	43,209	38,261	42,878

Weighted average common shares outstanding:
Diluted	40,008	43,209	40,578	42,878

(1) Amounts include stock-based compensation expense as follows:

Cost of online revenues	$65	$(38)	$197	$136
Cost of events revenues	22	23	64	69
Selling and marketing	1,149	1,708	3,389	5,172
Product development	111	104	317	420
General and administrative	361	785	1,687	3,369

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in $000’s)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)

Net income (loss)	$963	$(612)	$2,706	$(2,506)

Interest income, net	(20)	(79)	(32)	(270)
Provision for income taxes	1,106	266	2,942	1,122

Restructuring charge	—	—	384	—
Depreciation	692	592	2,001	1,759
Amortization of intangible assets	955	1,126	3,030	3,401

EBITDA	3,696	1,293	11,031	3,506

Stock-based compensation expense	1,708	2,582	5,654	9,166

Adjusted EBITDA	$5,404	$3,875	$16,685	$12,672

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to
Adjusted Net Income per Share
(in $000’s, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)

Net income (loss)	$963	$(612)	$2,706	$(2,506)

Amortization of intangible assets	955	1,126	3,030	3,401
Restructuring charge	—	—	384	—

Stock-based compensation expense	1,708	2,582	5,654	9,166
Impact of income taxes	(1,028)	(1,002)	(3,481)	(3,115)

Adjusted net income	$2,598	$2,094	$8,293	$6,946

Net income (loss) per diluted share	$0.02	$(0.01)	$0.07	$(0.06)

Weighted average diluted shares outstanding	40,008	43,209	40,578	42,878

Adjusted net income per share	$0.06	$0.05	$0.20	$0.15
Adjusted weighted average diluted shares outstanding	40,008	45,459	40,578	45,029

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	2,250	—	2,151

Weighted average diluted shares outstanding	40,008	43,209	40,578	42,878

TECHTARGET, INC.
Financial Guidance for the Three Months Ended December 31, 2011
(in $000’s)

	For the Three Months
	Ended December 31, 2011
	Range

Revenues	$28,700	$30,100

Adjusted EBITDA	$8,500	$9,500

Depreciation, amortization and stock-based compensation	$3,325	$3,325
Interest and other income, net	$20	$20
Provision for income taxes	$2,650	$3,160

Net income	$2,545	$3,035